Date of Purchase
Fund Name
SSC Fund Code
Money Manager
CUSIP
Issuer
Broker
Underwriter(s)
Affiliated Underwriter in the
Syndicate
Amount of Purchase ($)
Amount of Offering ($)
Purchase Price Net of Fees and
Expenses
Offering Price at Close of First
Business Day
Commission, Spread or Profit
03/10/04
Fixed III
CH77
Morgan Stanley
779273AH4
Rouse Company Notes
3.625% due 3/15/2009
JP Morgan
JP Morgan, Bank of America
Securities LLC, UBS Investment
Bank, Deutsche Bank, Goldman
Sachs, PNC Capital Markets,
RBC Capital Markets, Scotia
Capital, Wachovia Securities
Morgan Stanley
$39,875.20
$398,752,000.00
99.688
99.97
0.600%
03/10/04
Multi Strategy Bond
GU77
Morgan Stanley
779273AH4
Rouse Company Notes
3.625% due 3/15/2009
JP Morgan
JP Morgan, Bank of America
Securities LLC, UBS Investment
Bank, Deutsche Bank, Goldman
Sachs, PNC Capital Markets,
RBC Capital Markets, Scotia
Capital, Wachovia Securities
Morgan Stanley
$139,563.20
$398,752,000.00
99.688
99.97
0.600%
01/14/04
Tax Exempt Bond
GU82
Standish Mellon Asset
Management
57582NTY1
Commonwealth of Massachusetts
Citigroup
Citigroup Global Mkts Inc.;
Bear, Stearns & Co. Inc.;
Goldman Sachs & Co.; J.P.
Morgan Securities Inc.;
Lehman Brothers; UBS Financial
Services Inc.
Mellon Financial Markets
$1,148,350.00
$1,168,150,000.00
114.835
114.835
..5%
01/21/04
Diversified Bond
GU42
Lincoln Capital
14041PAP1
Capital One Prime Auto
Receivables Trust 2004-1 A4
Deutsche Bank
Barclays Capital, CS First
Boston, Lehman Brothers,
Merrill Lynch
Deutsche Bank, JP Morgan
$1,360,000.00
$850,000,000.00
100
100
..12%
01/21/04
Fixed Income I
CH43
Lincoln Capital
14041PAP1
Capital One Prime Auto
Receivables Trust 2004-1 A4
Deutsche Bank
Barclays Capital, CS First
Boston, Lehman Brothers,
Merrill Lynch	Deutsche
Bank, JP Morgan
$1,340,000.00
$850,000,000.00
100
100
..12%
02/26/04
Diversified Bond
GU42
Lincoln Capital
22541SAD0
CSFB Mortgage Securities Corp
CS First Boston	PNC, McDonald,
Lehman
CS First Boston
$1,060,275.00
$1,449,059,000.00
100.5
100.5
50,000
02/26/04
Fixed Income
CH43
Lincoln Capital
22541SAD0
CSFB Mortgage Securities Corp
CS First Boston	PNC, McDonald,
Lehman
CS First Boston
$1,030,125.00
$1,449,059,000.00
100.5
100.5
50,000
03/01/04
Fixed I	CH43
Lincoln Capital
71419QAD0
Permanent Financing PLC
UBS Warburg
Citigroup, Morgan Stanley
Lehman Brothers
$1,935,000.00
$30,000,000,000.00
100
100
20,000
03/01/04
Diversified Bond
GU42
Lincoln Capital
71419QAD0
Permanent Financing PLC
UBS Warburg
Citigroup, Morgan Stanley
Lehman Brothers
$1,995,000.00
$30,000,000,000.00
100
100
20,000
03/16/04
Fixed I	CH43
Lincoln Capital
78443CBF0
SLM Student Loan Trust
Merrill Lynch
JP Morgan, Deutsche Bank,
Morgan Stanley
Lehman Brothers
$1,685,000.00
$1,330,000,000.00
100
100
..15%
03/16/04
Diversified Bond
GU42
Lincoln Capital
78443CBF0
SLM Student Loan Trust
Merrill Lynch
JP Morgan, Deutsche Bank,
Morgan Stanley
Lehman Brothers
$1,740,000.00
$1,330,000,000.00
100
100
..15%
03/15/04
Fixed I	CH43
Lincoln Capital
460146BY8
International Paper
Morgan Stanley
Bank of America, JP Morgan, Lehman,
ABD Amro, BNP, Merrill Lynch
Citigroup, UBS
$1,328,842.90
$1,000,000,000.00
99.913
99.913
..6125%
03/15/04
Diversified Bond
GU42
Lincoln Capital
460146BY8
International Paper
Morgan Stanley
Bank of America, JP Morgan, Lehman,
ABD Amro, BNP, Merrill Lynch
Citigroup, UBS
$1,368,808.10
$1,000,000,000.00
99.913
99.913
..6125%
03/18/04
Diversified Bond
GU42
Lincoln Capital
694308GE1
Pacific Gas and Electric
UBS Warburg
Citigroup, Bank One, Barclays,
BNP, Deutsche Bank, Bwy Corp,
Blaylock, Siebert Branford
UBS, Lehman Brothers
$2,572,385.20
$6,700,000,000.00
99.512
99.512
..875%
03/18/04
Fixed Income I
CH43
Lincoln Capital
694308GE1
Pacific Gas and Electric
UBS Warburg
Citigroup, Bank One, Barclays,
BNP, Deutsche Bank, Bwy Corp,
Blaylock, Siebert Branford
UBS, Lehman Brothers
$2,497,751.20
$6,700,000,000.00
99.512
99.512
..875%